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                                                                   EXHIBIT 10.18


                          LOAN AND SECURITY AGREEMENT


Agreement No. 19101                                  Dated as of August 31, 1998

                                 by and between

                     LIGHTHOUSE CAPITAL PARTNERS II, L.P.,
                                   as lender

                                      and

                             SKYSTREAM CORPORATION
                            a California corporation
                           555 Clyde Avenue, Suite B,
                        Mountain View, California 94043,
                                  as borrower

                          TOTAL COMMITMENT: $2,000,000

Repayment Period:                  24 months
Principal Repayment Factor:        4.167%

Stock Purchase Agreement:
               Number of shares:   75,410

               Class of stock:     Common

               Price per share:    $0.225



     The terms and information set forth on this cover page are a part of the attached Loan and Security Agreement, dated as of the date first written above (this "Agreement"), entered into by and between Lighthouse Capital Partners II, L.P. ("Lender") and the borrower ("Borrower") set forth above. The terms and conditions of the Loan Agreement agreed to between Lender and Borrower are as follows:


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     THIS LOAN AND SECURITY AGREEMENT is entered into as of August 31, 1998, by and between LIGHTHOUSE CAPITAL PARTNERS II, L.P. ("Lender"), as lender and SKYSTREAM CORPORATION, a California corporation ("Borrower").


                                    RECITALS

     Borrower wishes to borrow money from time to time from Lender and Lender desires to lend money to Borrower. This Agreement sets forth the terms on which Lender will lend to Borrower and Borrower will repay the loan to Lender.

                                   AGREEMENT

     The parties agree as follows:

     1.     DEFINITIONS AND CONSTRUCTION

            1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                    "Affiliate" means any Person that owns or controls directly or indirectly five percent or more of the stock of another entity, any Person that controls or is controlled by or is under common control with such Persons or any Affiliate of such Persons or each of such Person's officers, directors, joint venturers or partners.

                    "Basic Rate" means a per annum variable rate of interest (based on a year of 360 days and actual days elapsed) equal to the Prime Rate as quoted in the western edition of the Wall Street Journal on the date of determination plus 450 basis points, which rate shall vary concurrently with any change in the Prime Rate.

                    "Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

                    "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

                    "Code" means the Uniform Commercial Code as adopted and in effect in the State of California, as amended from time to time.

                    "Collateral" means the Property described on EXHIBIT A attached hereto.

                    "Commitment" means $2,000,000.

                    "Commitment Termination Date" means December 31, 1998.

                    "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

                    "Default" means any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.


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     "Default Rate" means the per annum rate of interest equal to the Basic
Rate plus 3%, but such rate shall in no event be more than the highest rate permitted by applicable law to be charged on commercial loans.

     "Event of Default" has the meaning given to such term in SECTION 8.

     "Facility Fee" has the meaning given to such term in SECTION 2.5(a).

     "Funding Date" means any date on which a Loan is made to or on account of Borrower under this Agreement.

     "Government Authority" means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

     "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of Property or services, including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.

     "Interim Payment" has the meaning given to such term in SECTION 2.4(b).

     "Landlord Consent" means a consent in the form of EXHIBIT C or such other form as Lender may agree to accept.

     "Lender's Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Lender's reasonable attorneys' fees and expenses incurred in amending, modifying, enforcing or defending the Loan Documents, including in the exercise of any rights or remedies afforded hereunder or under applicable law, whether or not suit is brought.

     "Lien" means any pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, charge, claim, encumbrance or other lien in favor of any Person.

     "Liquidation Event" means any of the following: (i) a merger of Borrower with another entity; or (ii) the sale of all or substantially all of Borrower's assets; or (iii) a transaction in which the shareholders immediately prior to such transaction own less than 50% of the equity securities of Borrower immediately after such transaction; or (iv) the initial public offering of any of Borrower's equity securities.

     "Loan" means each advance of credit by Lender to Borrower under this Agreement.

     "Loan Agreement Supplement" means a supplement to this Agreement in substantially the form of EXHIBIT D.

     "Loan Commencement Date" means October 1, 1999.

     "Loan Documents" means, collectively, this Agreement, the Stock Purchase Agreement, the Landlord Consent(s) and all other documents, instruments and agreements entered into between Borrower and Lender in connection with this Agreement, all as amended or extended from time to time.

     "Maturity Date" means, with respect to each Loan, the last day of the Repayment Period for such Loan, or if earlier, the date of acceleration of such Loan by Lender following an Event of Default.


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          "Minimum Funding Amount" means $500,000.

          "Obligations" means all debt, principal, interest, fees, charges, expenses and attorneys' fees and costs and other amounts, obligations, covenants, and duties owing by Borrower to Lender of any kind and description (whether pursuant to or evidenced by the Loan Documents, or by any other agreement between Lender and Borrower, and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including the principal and interest due with respect to the Loans, and including any debt, liability, or obligation owing from Borrower to others that Lender may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender's Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

          "Payment Date" has the meaning given to that term in SECTION 2.4(a).

          "Permitted Indebtedness" means the following:

               (a)  any loans made from time to time by Lender;

               (b) Indebtedness secured by the Permitted Lien in clause (d) of the definition of Permitted Liens;

               (c) Indebtedness, provided said Indebtedness is junior in priority to the loans made by Lender under this Agreement and further provided said other lender(s) shall have entered into a subordination agreement with Lender reasonably acceptable to Lender;

               (d) Indebtedness up to $750,000 in favor of Silicon Valley Bank or another lender reasonably acceptable to Lender, provided Silicon Valley Bank or the other lender has executed an intercreditor agreement reasonably acceptable to Lender;

               (e)  Other senior Indebtedness not to exceed $1,000,000; and

               (f) Other Indebtedness secured solely by Borrower's accounts receivable.

          "Permitted Liens" means the following:

               (a)  The Lien created by this Agreement;

               (b) Any Liens existing as of the date hereof and disclosed in
SCHEDULE I;

               (c)  Liens securing indebtedness permitted pursuant to clause
(d) of the definition of Permitted Indebtedness provided Silicon Valley Bank or the other lender has entered into an intercreditor agreement with Lender reasonably acceptable to Lender;

               (d) Liens and security interests (a) upon or in any equipment acquired or held by Borrower to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment and in an amount not greater than the purchase price thereof or
(b) existing on such equipment at the time of its acquisition, provided that the Lien and security interest is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

               (e)  Liens securing indebtedness permitted pursuant to clause
(c) of the definition of Permitted Indebtedness provided the liens are junior to that of Lender and the other lenders have entered into a subordination agreement with Lender reasonably acceptable to Lender;

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               (f)  Liens securing indebtedness permitted pursuant to clause
(e) of the definition of Permitted Indebtedness provided that the other lender(s) have entered into an intercreditor agreement with Lender reasonably acceptable to Lender;

               (g)  Liens securing indebtedness permitted pursuant to clause
(f) of the definition of Permitted Indebtedness provided the Lien is limited solely to Borrower's accounts receivable in favor of a commercial bank or other financial institution upon commercially reasonable terms (reasonably satisfactory to Lender) including, without limitation, an advance rate that does not exceed eighty percent (80%) of eligible accounts (using a definition that is consistent with prudent lending practices). Lender will execute a subordination agreement reasonably acceptable to Lender subordinating solely Lender's security interest in Borrower's accounts receivable;

               (h) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no superior priority over Lender's Lien in the Collateral;

               (i) Liens to secure payment of worker's compensation, employment insurance, old age pensions or other social security obligations of Borrower in the ordinary course of business of Borrower;

               (j) Liens on equipment leased by Borrower pursuant to an operating lease in the ordinary course of business (including proceeds thereof and accessions thereto) incurred solely for the purpose of financing the lease of such equipment;

               (k) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a lessor or licensor under any lease or license;

               (l) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under SECTION 8.5;

               (m) Easements, reservations, rights-of-ways, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property that could not reasonably be expected to have a material adverse effect;

               (n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

               (o) Liens that are not prior to the Lien of Lender which constitute rights of set-off of a customary nature or banker's Liens with respect to amount on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business;

               (p) Liens of materialmen, mechanics, warehousemen, carriers, or other similar Liens arising in the ordinary course of business or by operation of law or regulation and securing obligations not yet due; and

               (q) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (b) and (d) above, provided that any extension, renewal or replacement Lien shall be limited to the Property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

          "Person" means and includes any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.



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               "Prepayment Fee" means an amount equal to one and one-half percent (1.5%) of the principal amount prepaid prior to December 31, 2000 and one percent (1.0%) of the principal amount prepaid on or after December 31, 2000 but prior to September 30, 2001.

               "Principal Repayment Factor" means an amount equal to 4.167%.

               "Property" means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

               "Repayment Period" means the period beginning on the first Payment Date and continuing for the number of calendar months set forth following such term on the cover page of this Agreement.

               "Responsible Officer" means each of the Chief Executive Officer and the Vice President of Finance and Administration of Borrower.

               "Scheduled Payments" has the meaning given to such term in
SECTION 2.4(a).

               "Stock Purchase Agreement" means the stock purchase agreement in favor of Lender to purchase securities of Borrower substantially in the form of EXHIBIT B.

               "Subsidiary" means any corporation of which a majority of the outstanding capital stock entitled to vote for the election of directors (otherwise than as the result of a default) is owned by Borrower directly or indirectly through Subsidiaries.

               "Term" means the period from and after the date hereof until the payment in full of all amounts and liabilities payable under this Agreement and the other Loan Documents, including principal and interest on the Loans.

          1.2 OTHER PAYMENT PROVISIONS. References in this Agreement to "Articles," "Sections," "Exhibits," "Schedules" and "Annexes" are to recitals, articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other Loan Documents to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreement issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words "hereof, "herein" and "hereunder" and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. The words "include" and "including" and words or similar import when used in this Agreement or any other Loan Document shall not be construed to be limiting or exclusive. Unless otherwise indicated in this Agreement or any other Loan Document, all accounting terms used in this Agreement or any other Loan Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with generally accepted accounting principles as in effect in the United States of America from time to time.

     2.   LOAN AND TERMS OF PAYMENT

          2.1 COMMITMENTS. Subject to the terms and conditions of this Agreement and relying upon the representations and warranties herein set forth as and when made or deemed to be made, Lender agrees to lend to Borrower, from time to time prior to the Commitment Termination Date, the Loans; provided that the aggregate principal amount of the Loans shall not exceed the Commitment at such time. If prepaid, the principal of the Loans may not be re-borrowed.

          2.2  USE OF PROCEEDS; THE LOAN.

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            (a)   USE OR PROCEEDS. The proceeds of the Loan shall be used
solely for general corporate requirements and working capital purposes.

            (b) THE LOANS. The Loans shall be repayable in consecutive monthly installments in accordance with the terms of SECTION 2.4. Lender may, and is hereby authorized by Borrower to, endorse in its books and records appropriate notations regarding Lender's interest in the Loans; provided, however, that the failure to make, or an error in making, any such notation shall not limit or otherwise affect the Obligations of Borrower hereunder.

      2.3   PROCEDURE FOR MAKING LOAN.

            (a) NOTICE. Whenever Borrower desires that Lender make a Loan, Borrower shall so notify Lender in writing (or by telephone with prompt confirmation in writing) at least five Business Days in advance of the desired Funding Date, which notice shall be irrevocable. Lender's obligation to make Loans shall be expressly subject to the satisfaction of the conditions set forth in SECTIONS 3.1 and 3.2. Lender shall have the right, exercisable at any time, to request that Borrower furnish Lender with such additional information with respect to the Loans as Lender shall reasonably request.

            (b) LOAN INTEREST RATE. Borrower shall pay interest on the unpaid principal amount of each Loan from the Funding Date until such Loan has been paid in full, at a per annum rate of interest equal to the Basic Rate. All computations of interest on each Loan shall be based on a year of 360 days for actual days elapsed. Notwithstanding any other provision hereof, the amount of interest payable hereunder shall not in any event exceed the maximum amount permitted by the law applicable to interest charged on commercial loans.

            (c) DISBURSEMENT. Subject to the satisfaction of the conditions set forth in SECTIONS 3.1 and 3.2 with respect to the initial Loan and the satisfaction of the conditions set forth in SECTION 3.2 with respect to each subsequent Loan, Lender shall disburse the Loans.

            (d) TERMINATION OF COMMITMENT TO LEND. Notwithstanding anything in the Loan Documents, Lender's obligation to lend the undisbursed portion of the Commitment to Borrower hereunder shall terminate on the earlier of (i) at the Lender's sole election, the occurrence and continuance of any Default or Event of Default hereunder, and (ii) the Commitment Termination Date. Notwithstanding the foregoing, Lender's obligation to lend the undisbursed portion of the Commitment to Borrower shall terminate if, in Lender's sole judgment, there has been a material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Borrower from the business plan of Borrower presented to and not disapproved by Lender, since the date of this Agreement.

      2.4   AMORTIZATION OF PRINCIPAL AND INTEREST; INTERIM PAYMENT.

            (a) PRINCIPAL AND INTEREST PAYMENTS ON PAYMENT DATES. Borrower shall make payments of principal in advance, when due, and accrued interest monthly in arrears for the aggregate amount of the Loans hereunder (collectively, "Scheduled Payments"), commencing on the Loan Commencement Date with respect to such Loans and continuing thereafter during the Repayment Period on the first Business Day of each month (each a "Payment Date"), in an amount equal to the sum of (a) the Principal Repayment Factor multiplied by the aggregate amount of the Loans as of the Loan Commencement Date, and (b) accrued interest on the outstanding principal amount of the Loans calculated at the Basic Rate. In any event, all unpaid principal and accrued interest shall be due and payable in full on the last Payment Date with respect to such Loan.

            (b) INTERIM PAYMENT. In addition to the Scheduled Payments, Borrower shall pay to Lender, monthly in arrears, an amount (the "Interim Payment") equal to accrued interest on the original principal amount of the Loans calculated at the Basic Rate from the Funding Date until the first Payment Date with respect to each Loan.


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               (c)  FINAL PAYMENT. Unless a Loan is prepaid in full, on the
Maturity Date with respect to such Loan, Borrower shall pay the unpaid principal and accrued interest and all other amounts due on such date with respect to such Loan.

          2.5  FEES. Borrower shall pay to Lender the following:

               (a) FACILITY FEE. A Facility Fee equal to Twenty Thousand Dollars ($20,000), which fee shall be due and payable upon execution of this Agreement and shall be fully earned and non-refundable;

               (b) COMMITMENT FEE. Borrower has paid to Lender a commitment fee ("Commitment Fee") equal to Fifteen Thousand Dollars ($15,000). Such fee shall be applied first as payment of amounts due under SECTION 3.1(h), then to any other amounts due hereunder as and when such amounts become due;

               (c) LATE FEE. A late charge on any Scheduled Payments or other sums due hereunder which are a payment default as determined under SECTION 8.1, in an amount equal to 2% of the past due amount, payable on demand.

          2.6  PREPAYMENTS.

               (a) MANDATORY PREPAYMENT UPON AN ACCELERATION. If the Loans are accelerated following the occurrence of an Event of Default or otherwise, then Borrower shall immediately pay to Lender (i) all unpaid Interim Payments and/or Scheduled Payments with respect to the Loans due prior to the date of prepayment, (ii) the outstanding principal amount of the Loans, (iii) the Prepayment Fee, and (iv) all other sums, if any, that shall have become due and payable hereunder with respect to the Loans.

               (b) MANDATORY PREPAYMENT UPON A LIQUIDATION EVENT. If a Liquidation Event shall occur, then Borrower shall within sixty (60) days of such Liquidation Event pay to Lender (i) all unpaid Interim Payment and/or Scheduled Payments with respect to the Loans due prior to the date of prepayment, (ii) the outstanding principal amount of the Loans and any unpaid accrued interest, and (iii) all other sums, if any, that shall have become due and payable hereunder with respect to the Loans.

               (c) VOLUNTARY PREPAYMENT. Borrower may voluntarily prepay a Loan, provided that each of the following conditions is satisfied: Borrower pays to Lender (i) all unpaid Interim Payments and/or Scheduled Payments with respect to such Loan due prior to the date of prepayment, (ii) the outstanding principal amount of the Loans and any unpaid accrued interest, (iii) the Prepayment Fee, and (iv) all other sums, if any, that shall have become due and payable hereunder with respect to such Loan.

               (d) NO OTHER PREPAYMENT. Borrower may not prepay any Loan except upon the occurrence of an event described in SECTIONS 2.6(a), (b) or (c) above in which event the prepayment shall be made as described in such section.

          2.7  OTHER PAYMENT TERMS.

               (a) PLACE AND MANNER. Borrower shall make all payments due to Lender by payments to Lender at the address specified in SECTION 11, in lawful money of the United States and in same day or immediately available funds.

               (b) DATE. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

               (c) DEFAULT RATE. If either (i) any amounts required to be paid by Borrower under this Agreement or the other Loan Documents (including principal, interest, and any fees or other amounts) remain



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unpaid after such amounts are due, provided however that Borrower will not be charged a late fee in addition to the Default Rate on such amounts, or (ii) an Event of Default has occurred and is continuing, Borrower shall pay interest on the aggregate, outstanding balance hereunder from the date due or from the date of the Event of Default, as applicable, until such past due amounts are paid in full or until all Events of Defaults are cured, as applicable, at a per annum rate equal to the Default Rate. All computations of such interest shall be based on a year of 360 days for actual days elapsed.

          2.8 MINIMUM FUNDING AMOUNT. Except with the prior consent of Lender, in Lender's sole discretion, the amount of the requested Loan shall not be less than the Minimum Funding Amount.

          2.9 CREDITING PAYMENTS. The receipt by Lender of any wire transfer of funds, check, or other item of payment shall be immediately applied conditionally to reduce Obligations, but shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the appropriate deposit account of Lender or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Lender after 1:00 p.m. California time shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day.

          2.10 TERM. This Agreement shall become effective upon acceptance by Lender and shall continue in full force and effect for a term ending on the Maturity Date for the last Loan made hereunder. Notwithstanding the foregoing, Lender shall have the right to terminate this Agreement immediately and without notice upon the occurrence of an Event of Default.

     3.   CONDITIONS OF LOANS

          3.1 CONDITIONS PRECEDENT TO INITIAL LOAN. The obligation of Lender to make the initial Loan is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Lender, all of the following:

               (a)  This Agreement duly executed by Borrower.

               (b) The Negative Pledge Agreement duly executed by Borrower, in the form of EXHIBIT E.

               (c) The Stock Purchase Agreement to be issued to Lender duly executed by Borrower.

               (d) Use its best efforts to obtain a Landlord Consent from the owner of the building in which Collateral is to be located, substantially in the form of EXHIBIT C.

               (e) A certificate of the secretary or assistant secretary of Borrower with copies of the following documents attached: (i) the articles of incorporation and bylaws of Borrower certified by Borrower as being in full force and effect on the Funding Date, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of this Agreement and each of the other Loan Documents.

               (f) A good standing certificate from Borrower's state of incorporation and the state in which Borrower's principal place of business is located, together with certificates of the applicable governmental authorities stating that Borrower is in compliance with the franchise tax laws of each such state, each dated as of a recent date.

               (g) Evidence of the insurance coverage required by SECTION 6.8 of this Agreement.

               (h) Payment of any unreimbursed Lender's Expenses for which Borrower has received invoices at least two business days in advance, limited to $5,000.



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

                        (i) All necessary consents of shareholders and other third parties with respect to the execution, delivery and performance of this Agreement, the Stock Purchase Agreement and the other Loan Documents.

                        (j) Such other documents, and completion of such other matters, as Lender may deem necessary or appropriate.

                3.2 CONDITIONS PRECEDENT TO ALL LOANS. The obligation of Lender to make each Loan, including the initial Loan, is further subject to the following conditions:

                        (a) A certificate from a Responsible Officer to the effect that no Default or Event of Default has occurred and is continuing.

                        (b) Borrower and Lender shall have executed a Loan Agreement Supplement with respect to the proposed Loan.

                        (c) Lender shall have received such documents, instruments and agreements, including UCC financing statements or amendments to UCC financing statements, as Lender shall reasonably request to evidence the perfection and priority of the security interests granted to Lender pursuant to
Section 4.

                        (d) Borrower shall have delivered to Lender an intercreditor agreement, release, or estoppel letter, as appropriate, from any Person having an existing Lien superior to the Lien of Lender on any item of Collateral.

                        (e) Such other documents, and completion of such other matters, as Lender may deem necessary or appropriate.

                3.3 COVENANT TO DELIVER. Borrower agrees (not as a condition but as a covenant) to deliver to Lender each item required to be delivered to Lender as a condition to the Loan, if such Loan is advanced. Borrower expressly agrees that the extension of such Loan prior to the receipt by Lender of any such item shall not constitute a waiver by Lender of Borrower's obligation to deliver such item.

        4.      CREATION OF SECURITY INTEREST

                4.1 GRANT OF SECURITY INTEREST. Borrower grants to Lender a valid, continuing security interest in all presently existing and hereafter acquired or arising Collateral, subject only to the Permitted Liens, in order to secure prompt, full and complete payment of any and all Obligations and in order to secure prompt, full and complete performance by Borrower of each of its covenants and duties under each of the Loan Documents.

                4.2 DURATION OF SECURITY INTEREST. Lender's security interest in the Collateral shall continue until the payment in full and the satisfaction of all Obligations, whereupon such security interest shall terminate. Lender shall, at Borrower's sole cost and expense, execute such further documents and take such further actions as may be necessary to effect the release contemplated by this SECTION 4.2, including duly executing and delivering termination statements for filing in all relevant jurisdictions under the Code.

                4.3 POSSESSION OF COLLATERAL. So long as no Event of Default has occurred and is continuing, Borrower shall remain in full possession, enjoyment and control of the Collateral (except only as may be otherwise required by Lender for perfection of its security interest therein) and shall be entitled to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided, however, that the possession, enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.

                4.4 MARKINGS ON THE COLLATERAL. At Lender's request at any time during the Term of the Loan (including any extension thereof), Borrower shall place in a conspicuous location on each item of equipment that constitutes Collateral, a plaque or other marking to be supplied by Lender which reads substantially as follows:

          Lighthouse Capital Partners II, L.P. has a security interest in this item of equipment.

Such plaque or other marking shall not be removed (or if removed or damaged such plaque or other marking shall be replaced) until the security interest in favor of Lender in such item of Collateral is terminated pursuant to this Agreement.

          4.5 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Borrower shall from time to time execute and deliver to Lender, all financing statements and other documents such Lender may reasonably request, in form satisfactory to Lender, to perfect and continue Lender's perfected security interests in the Collateral, subject only to Permitted Liens, and in order to consummate fully all of the transactions contemplated under the Loan Documents.

          4.6 RIGHT TO INSPECT. Lender (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

     5.   REPRESENTATIONS AND WARRANTIES

          Borrower represents, warrants and covenants as follows:

          5.1 DUE ORGANIZATION AND QUALIFICATION. Borrower is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of Property requires that it be so qualified or in which the Collateral is located, except for such states as to which any failure so to qualify would not reasonably be expected to have a material adverse effect on Borrower's ability to perform its obligations under this Agreement (a "Material Adverse Effect").

          5.2 AUTHORITY. Borrower has all necessary power and authority to execute, deliver, and perform in accordance with the terms thereof, the Loan Documents to which it is a party. Borrower has all requisite power and authority to own and operate its properties and to carry on its businesses as now conducted.

          5.3 SUBSIDIARIES. Borrower has no Subsidiaries, except those listed in Schedule 2 hereto.

          5.4 CONFLICT WITH OTHER INSTRUMENTS, ETC. Neither the execution and delivery of any Loan Document to which Borrower is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will conflict with or result in a breach of (a) any of the terms, conditions or provisions of the articles of incorporation and the by-laws, or other organizational documents of Borrower or
(b) any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality or (c) any material agreement or instrument to which Borrower is a party or by which it or any of its properties is bound or to which it or any of its properties is subject, or constitute a default thereunder or result in the creation or imposition of any Lien, other than Permitted Liens, except to the extent such conflict or breach could not reasonably be expected to have a Material Adverse Effect.

          5.5 AUTHORIZATION; ENFORCEABILITY. The execution and delivery of this Agreement, the granting of the security interest in the Collateral, the incurring of the Loans, the execution and delivery of the other Loan Documents to which Borrower is a party and the consummation of the transactions herein and therein contemplated have each been duly authorized by all necessary action on the part of Borrower. The Loan Documents have been duly executed and delivered and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity.

          5.6 NO PRIOR ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of liens, claims, security interests, or encumbrances, except for the lien held by the Lender and except for other Permitted Liens. Except as disclosed in SCHEDULE I, Borrower has not acquired any part of the Collateral from an assignor outside the ordinary course of such assignor's business.

          5.7 NAME; LOCATION OF CHIEF EXECUTIVE OFFICE, PRINCIPAL PLACE OF BUSINESS AND COLLATERAL. Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office, principal place of business, and the place where Borrower maintains its records concerning the Collateral are presently located at the address set forth on the cover page. The Collateral is presently located at the addresses set forth on the cover page.

          5.8 LITIGATION. There are no actions or proceedings pending by or against Borrower before any court or administrative agency in which an adverse decision could reasonably be expected to have a material adverse effect on Borrower or the aggregate value of the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings. Borrower will promptly notify Lender in writing if any action, proceeding or governmental investigation involving Borrower is commenced that may result in damages or costs to Borrower of Fifty Thousand Dollars ($50,000) or more.

          5.9 FINANCIAL STATEMENTS. All financial statements relating to Borrower or any Affiliate that have been or may hereafter be delivered by Borrower to Lender present fairly in all material respects Borrower's financial condition as of the date thereof and Borrower's results of operations for the period then ended.

          5.10 SOLVENCY. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

          5.11 TAXES. Borrower has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes that are due and payable.

          5.12 CONSENTS AND APPROVALS. No approval, authorization or consent of any trustee or holder of any indebtedness or obligation of Borrower or of any other Person under any such material agreement, contract, lease or license or similar document or instrument to which Borrower is a party or by which Borrower is bound, is required to be obtained by Borrower in order to make or consummate the transactions contemplated under the Loan Documents. All consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required to be obtained by Borrower in order to make or consummate the transactions contemplated under the Loan Documents have been, or prior to the time when required will have been, obtained, given, filed or taken and are or will be in full force and effect.

          5.13 TRADEMARKS, PATENTS, COPYRIGHTS, FRANCHISES AND LICENSES. Borrower possesses and owns all necessary trademarks, trade names, copyrights, patents, patent rights, franchises and licenses which are material to the conduct of its business as now operated.

          5.14 MATERIAL CONTRACTS. Borrower has disclosed to Lender in writing all currently effective material contracts and agreements (whether written or oral) to which Borrower is a party. There are no material defaults under any such contract or agreement by Borrower that could reasonably be expected to have a Material Adverse Effect. Borrower has delivered to Lender true and correct copies of all such contracts or agreements (or, with respect to oral contracts or agreements, written descriptions of the material terms thereof).

          5.15 FULL DISCLOSURE. No representation, warranty or other statement made by Borrower in any Loan Document, certificate or written statement furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

     6.   AFFIRMATIVE COVENANTS

     Borrower covenants and agrees that, until the full and complete payment of the Obligations and the termination of the Commitments, Borrower shall do all of the following:

     6.1 GOOD STANDING. Borrower shall maintain its corporate existence and its good standing in its jurisdiction of incorporation and maintain qualification in such jurisdiction in which the failure to so qualify could reasonably be expected to have a material adverse effect on the financial condition, operations or business of Borrower. Borrower shall maintain in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a material adverse effect on its financial condition, operations or business.

     6.2 GOVERNMENT COMPLIANCE. Borrower shall comply with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to materially adversely affect the financial condition, operations or business of Borrower.

     6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Borrower shall deliver to Lender: (a) as soon as available, but in any event within thirty (30) days after the end of each month, a company prepared balance sheet, income statement and cash flow statement covering Borrower's operations during such period, certified by a Responsible Officer; (b) as soon as available, but in any event within one hundred twenty (120) days after the end of Borrower's fiscal year, audited financial statements of Borrower prepared in accordance with generally accepted accounting principles, consistently applied, together with an unqualified opinion on such financial statements of a nationally recognized or other independent public accounting firm reasonably acceptable to Lender; (c) promptly upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders; (d) immediately upon receipt of notice thereof, a report of any material legal actions pending or threatened against Borrower; and (e) such other financial information as Lender may reasonably request from time to time.

     6.4 CERTIFICATES OF COMPLIANCE. Each time financial statements are furnished pursuant to SECTION 6.3 above, there shall be delivered to Lender a certificate signed by a Responsible Officer (each an "Officer's Certificate") with respect to such financial reports to the effect that: (i) no Event of Default or Default has occurred and is continuing hereunder since the date of this Agreement or, if later, since the date of the prior Officer's Certificate or, if such an event or condition has occurred and is continuing, the nature and extent thereof and the action Borrower proposes to take with respect thereto, and (ii) Borrower is in compliance with the provisions of SECTIONS 6 and 7.

     6.5  NOTICE OF DEFAULTS. As soon as possible, and in any event within five
(5) days after the discovery of a Default or an Event of Default provide Lender with an Officer's Certificate of Borrower setting forth the facts relating to or giving rise to such Default or Event of Default and the action which Borrower proposes to take with respect thereto.

     6.6 TAXES. Borrower shall make due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law or imposed upon any properties belonging to it, and will execute and deliver to Lender, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower has made such payments or deposits; provided that Borrower need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is adequately reserved against Borrower.

     6.7  USE; MAINTENANCE.

          (a) Borrower, at its expense, shall make all necessary site preparations and cause the Collateral to be operated in accordance with any applicable manufacturer's manuals or instructions. So long as no Default or Event of Default has occurred and is continuing, Borrower shall have the right to quietly possess and use the Collateral as provided herein without interference by Lender.

               (b) Borrower, at its expense, shall maintain the Collateral in good condition, reasonable wear and tear excepted, and will comply in all material respects with all laws, rules and regulations to which the use and operation of the Collateral may be or become subject. Such obligation shall extend to repair and replacement of any partial loss or damage to the Collateral, regardless of the cause. If maintenance is mandated by manufacturer, Borrower shall obtain and keep in effect, at all times during the Term maintenance service contracts with suppliers approved by Lender, such approval not to be unreasonably withheld. All parts furnished in connection with such maintenance or repair shall immediately become part of the Collateral. All such maintenance, repair and replacement services shall be immediately paid for and discharged by Borrower with the result that no Lien will attach to the Collateral.

          6.8  INSURANCE.

               (a) Borrower shall obtain and maintain for the Term, at its own expense, (a) "all risk" insurance against loss or damage to the Collateral, and
(b) commercial general liability insurance (including contractual liability, products liability and completed operations coverage's), reasonably satisfactory to Lender and such other insurance against such other risks of loss and with such terms, as shall in each case be reasonably satisfactory to or reasonably required by Lender (as to carriers, amounts, deductibles and otherwise). The amount of the "all risk" insurance shall be the greater of (i) the replacement value of the Collateral (as new) or (ii) the outstanding principal amount of the Loans and all other then outstanding amounts payable under the Loan Documents. Such amounts shall be determined to Lender's reasonable satisfaction as of each anniversary date of this Agreement and the appropriate amount of coverage shall be put in effect on the next succeeding renewal or inception date of such insurance.


               (b) The amount of such commercial general public liability insurance (other than products liability coverage and completed operations insurance) shall be at least $1,000,000 per occurrence. The amount of such products liability and completed operations insurance shall be at least $1,000,000 per occurrence. The deductible with respect to the "all-risk" and product liability insurance shall not exceed $25,000; otherwise there shall be no deductible with respect to any insurance required to be maintained hereunder without the prior written approval of Lender. Such "all risk" insurance shall:
(a) name Lender as loss payee as it interests may appear with respect to the Collateral, (b) provide each insurer's waiver of its right of subrogation against Lender and Borrower, and (c) provide that such insurance (i) shall not be invalidated by any action of, or breach of warranty by, Borrower of a provision of any of its insurance policies, and (ii) shall waive set-off, counterclaim or offset against Lender. Each liability policy shall (A) name Lender as an additional insured and (B) provide that such insurance shall have cross-liability and severability of interest endorsements (which shall not increase the aggregate policy limits of Borrower's insurance). All insurance policies (C) shall provide that Borrower's insurance shall be primary without a right of contribution of Lender's insurance, if any, or any obligation on the part of Lender to pay premiums of Borrower, and (D) shall contain a clause requiring the insurer to give Lender at least thirty (30) days prior written notice of its cancellation (other than cancellation for non-payment for which ten (10) days notice shall be sufficient). Borrower shall, on or prior to the date of and prior to each policy renewal, furnish to Lender certificates of insurance or other evidence satisfactory to Lender that such insurance coverage is in effect.

          6.9  LOSS; DAMAGE; DESTRUCTION AND SEIZURE.

               (a) Borrower shall bear the risk of the Collateral being lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason whatsoever at any time until the expiration or termination of the Term.

               (b) So long as no Event of Default has occurred and is continuing, any proceeds of insurance maintained pursuant to Section 6.8 received by Lender or Borrower with respect to an item of Collateral, the repair of which is practicable, shall, at the election of Borrower, be applied either to the repair or replacement of such Collateral or, upon Lender's receipt of evidence of the repair or replacement of the Collateral reasonably satisfactory to Lender, to the reimbursement of Borrower for the cost of such repair or replacement. All replacement parts and equipment acquired by Borrower in replacement of Collateral pursuant to this Section 6.9(b) shall immediately become part of the Collateral upon acquisition by Borrower. Borrower shall take such actions and provide such documentation as may be reasonably requested by Lender to protect and preserve its security interest and otherwise to avoid any impairment of Lender's rights under the Loan Documents in connection with such repair or replacement.

          6.10 FURTHER ASSURANCES. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Lender to effect the purposes of this Agreement.

     7.   NEGATIVE COVENANTS

          Borrower covenants and agrees that until the full and complete payment of the Obligations and termination of the Commitments, Borrower will not do any of the following:

          7.1 CHIEF EXECUTIVE OFFICER; LOCATION OF COLLATERAL. During the continuance of this Agreement, change the chief executive officer or principal place of business or remove or cause to be removed, except in the ordinary course of Borrower's business, the Collateral or the records concerning the Collateral from the premises listed on the coverage page without thirty (30 days prior written notice to Lender.

          7.2 EXTRAORDINARY TRANSACTIONS AND DISPOSAL OF ASSETS. Enter into any transaction not in the ordinary and usual course of Borrower's business, including the sale, lease, license or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of Borrower's assets, other than (i) sales of inventory in the ordinary and usual course of Borrower's business as presently conducted and (ii) sales or other dispositions in the ordinary course of business of assets, other than Collateral, that have become worn out or obsolete or that are promptly being replaced. Notwithstanding anything contained in this SECTION 7.2, Borrower may do any of the following: (i) grant non-exclusive licenses and similar arrangements for use of the intellectual property of the Borrower in the ordinary course of business, (ii) declare and make any dividend payment or other distribution payable on its equity securities, (iii) convert any of its convertible securities existing as of the date hereof into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefor, (iv) repurchase stock from former contractors or employees of Borrower in accordance with the terms of repurchase, vesting or similar agreements between Borrower and such employees,
(v) repurchase equity securities with the proceeds from the issuance of equity securities, and (vi) make investments in the ordinary course of business.

          7.3 RESTRUCTURE. Change Borrower's name without thirty (30) days prior written notice to Lender; make any material change in Borrower's financial structure or business operations; cause, permit, or suspend operation of Borrower's business.

          7.4 LIENS. Create, incur assume or suffer to exist any Lien or any other encumbrance of any kind with respect to any of its Property, whether now owned or hereafter acquired, except for Permitted Liens.

          7.5 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness.

     8.   EVENTS OF DEFAULT

          Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

          8.1 PAYMENT DEFAULT. If Borrower fails to pay when due and payable or when declared due and payable in accordance with the Loan Documents, any portion of the Obligations, and such failure continues for a period of five (5) business days after written notice from Lender.

          8.2 CERTAIN COVENANT DEFAULTS. If Borrower fails to perform any obligation under SECTIONS 6.8, 6.9, or 6.10, or violates any of the covenants contained in SECTION 7 of this Agreement.

               8.3 OTHER COVENANT DEFAULTS. If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant or agreement contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between Borrower and Lender and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within fifteen (15) business days after the occurrence of such default.

               8.4 MATERIAL ADVERSE CHANGE. If there occurs an event that could reasonably be expected to (a) have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement or (b) materially impair the value or priority of Lender's security interests in the Collateral.

               8.5 ATTACHMENT. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or Person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, country, municipal, or governmental agency, and the same is not paid within thirty (30) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contesting by Borrower.

               8.6 Other agreements. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in a principal amount of at least One Hundred Thousand Dollars ($100,000).

               8.7 JUDGMENTS. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days.

               8.8 REDEMPTION OR REPURCHASE. Borrower shall, after the date of this Agreement, redeem or repurchase (a) any shares of any class or series of its preferred stock or (b) more than Fifty Thousand Dollars ($50,000) in the aggregate of common stock, in each case whether pursuant to a mandatory redemption or otherwise.

               8.9 MISREPRESENTATIONS. If any material misrepresentation or material misstatement exists now or hereafter in any warranty, representation, statement, or report made to Lender by Borrower or any officer or director of Borrower.

               8.10 BREACH OF STOCK PURCHASE AGREEMENT. If Borrower shall breach the terms of the Stock Purchase Agreement.

               8.11 ENFORCEABILITY. If any Loan Document shall in any material respect cease to be, or Borrower shall assert that any Loan Document is not, a legal, valid and binding obligation of Borrower enforceable in accordance with its terms.

               8.12 INVOLUNTARY BANKRUPTCY OR INSOLVENCY. If a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee (or similar official) of Borrower or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of forty-five (45) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding.

               8.13 VOLUNTARY BANKRUPTCY OR INSOLVENCY. If Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of Borrower or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing.

          9.   LENDER'S RIGHT AND REMEDIES

               9.1 RIGHTS AND REMEDIES. Upon the occurrence and continuance of any Default or Event of Default, Lender shall have no further obligation to advance money or extend credit to or for the benefit of Borrower. In addition, upon the occurrence and during the continuance of an Event of Default, Lender shall have the rights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limitation of the foregoing, Lender may, at its election, without notice of election and without demand, do any one or more of the following, all of which are authorized by Borrower.

                    (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, including the outstanding principal amount of each Loan, immediately due and payable (provided that upon the occurrence of an Event of Default described in Sections
8.12 or 8.13 all Obligations shall become immediately due and payable without any action by Lender);

                    (b) Without notice to or demand upon Borrower, make such payments and do such acts as Lender consider necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender as Lender may designate. Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Lender's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty
(120) days in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

                    (c) Without notice to Borrower, set off and apply to the Obligations any and all indebtedness at any time owing to or for the credit or the account of Borrower;

                    (d) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Lender is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Lender's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit:

                    (e) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines are commercially reasonable;

                    (f)  Lender may credit bid and purchase at any public sale;
and

                    (g) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

               9.2 WAIVER BY BORROWER. Upon the occurrence of an Event of Default, to the extent permitted by law, Borrower covenants that it will not at any time insist upon or plead, or in any manner whatever claim or take any benefit or advantage of, any stay or extension law now or at any time hereafter in force, nor claim, take nor insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Collateral or any part thereof prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the Property so sold or any part thereof, and, to the full extent legally permitted, except as to rights expressly provided herein, hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of Borrower acquiring any interest in or title to the Collateral or any part thereof subsequent to the date of this Agreement, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to Lender, but will suffer and permit the execution of every such power as though no such power, law or laws had been made or enacted.

          9.3 EFFECT OF SALE. Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Borrower in and to the Property sold, and shall be a perpetual bar, both at law and in equity, against Borrower, its successors and assigns, and against any and all Persons claiming the Property sold or any part thereof under, by or through Borrower, its successors or assigns.

          9.4 POWER OF ATTORNEY IN RESPECT OF THE COLLATERAL. Borrower does hereby irrevocably appoint Lender (which appointment is coupled with an interest) on the occurrence and continuance of a Default or an Event of Default, the true and lawful attorney in fact of Borrower with full power of substitution, for it and in its name: (a) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Section 4 with full power to settle, adjust or compromise any claim thereunder as fully as if Lender were a Borrower itself, (b) to receive payment of and to endorse the name of Borrower to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Lender's possession or under Lender's control, (c) to make all demands, consents and waivers, or take any other action with respect to, the Collateral, (d) in Lender's discretion to file any claim or take any other action or proceedings, either in its own name or in the name of Borrower or otherwise, which Lender may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Lender in and to the Collateral, or (e) to otherwise act with respect thereto as though Lender were the outright owner of the Collateral.

          9.5 LENDER'S EXPENSES. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Lender may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's loan account as Lender deem necessary to protect Lender from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in SECTION 6.8 of this Agreement, and take any action with respect to such policies as Lender deem prudent. Any amounts paid or deposited by Lender shall constitute Lender's Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Lender shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement.

          9.6 REMEDIES CUMULATIVE. Lender's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

          9.7 APPLICATION OF COLLATERAL PROCEEDS. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Lender at the time of or received by Lender after, the occurrence of an Event of Default hereunder) shall be paid to and applied as follows:

               (a) First, to the payment of reasonable out-of-pocket costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys' fees, incurred or made hereunder by Lender;

               (b) Second, to the payment to Lender of the amount then owing or unpaid on the Loans for Scheduled Payments, the unpaid principal amount of the Loans, and all other Obligations with respect to all Loans, and in case such proceeds shall be insufficient to pay the whole amount so due, owing or unpaid upon the Loans, then to the unpaid interest thereon, then to the unpaid principal amount of the Loans, and then to the payment of other amounts then payable to Lender under any of the Loan Documents; and

               (c) Third, to the payment of the surplus, if any, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

          9.8 REINSTATEMENT OF RIGHTS. If Lender shall have proceeded to enforce any right under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Lender shall be restored to its former position and rights hereunder with respect to the Property subject to the security interest created under this Agreement.

     10.  WAIVERS; INDEMNIFICATION

          10.1 DEMAND; PROTEST. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

          10.2 LENDER'S LIABILITY FOR COLLATERAL. So long as Lender complies with its obligations, if any, under Section 9207 of the Code, Lender shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

          10.3 INDEMNIFICATION. Whether or not the transactions contemplated hereby shall be consummated:

               (a) GENERAL INDEMNITY. Borrower shall pay, indemnify, and hold Lender and each of its officers, directors, employees, counsel, partners, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all reasonable liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Lender's Expenses and reasonable attorney's fees and the allocated cost of in-house counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, dissolution or relief of debtors or any appellate proceeding) related to this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.

               (b) SURVIVAL; DEFENSE. The obligations in this SECTION 10.3 shall survive payment of all other Obligations. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole reasonable discretion, at the sole cost and expense of Borrower. All amounts owing under this SECTION 10.3 shall be paid within thirty (30) days after written demand.

      11.   NOTICES

            Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by prepaid facsimile to Borrower or to Lender, as the case may be, at their respective addresses set forth below:

If to Borrower:         Skystream Corporation
                        555 Clyde Avenue, Suite B
                        Mountain View, California 94043
                        FAX: (650) 390-8990

If to Lender:           Lighthouse Capital Partners II, LP
                        100 Drake's Landing Road, Suite 260
                        Greenbrae, California 94904-3121
                        Attention: Contract Administrator
                        FAX: (415) 925-3387

      The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

      12.   GENERAL PROVISIONS

            12.1 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Lender's prior written consent, which consent may be granted or withheld in Lender's sole discretion. Lender shall have the right with the consent of Borrower (which consent shall not be unreasonably withheld) to sell, transfer, negotiate, or grant participations in all or any part of, or any interest in such Lender's rights and benefits hereunder, provided that consent of Borrower shall not be required in the case of sales, transfers or negotiations, or grant of participations, to affiliates of Lender that do not compete, directly or indirectly, with Borrower.

            12.2 TIME OF ESSENCE. Time is of the essence for the performance of all obligations set forth in this Agreement.

            12.3 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

            12.4  ENTIRE AGREEMENT; CONSTRUCTION; AMENDMENTS AND WAIVERS.

                  (a) This Agreement and each of the other Loan Documents dated as of the date hereof, taken together, constitute and contain the entire agreement between Borrower and Lender and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

                  (b) This Agreement is the result of negotiations between and has been reviewed by each of Borrower and Lender executing this Agreement as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender. Borrower and Lender agree that they intend the literal words of this Agreement and the other Loan Documents and that no parol evidence shall be necessary or appropriate to establish Borrower's or Lender's actual intentions.

                (c) Any and all amendments, modifications, discharges or waivers of, or consents to any departures from any provision of this Agreement or of any of the other Loan Documents shall not be effective without the written consent of Lender and Borrower. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent effected in accordance with this SECTION 12.4 shall be binding upon Lender and on Borrower.

          12.5 RELIANCE BY LENDER. All covenants, agreements, representations and warranties made herein by Borrower shall, notwithstanding any investigation by Lender, be deemed to be material to and to have been relied upon by Lender.

          12.6 NO SET-OFFS BY BORROWER. All sums payable by Borrower pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

          12.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

          12.8 SURVIVAL. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Lender with respect to the expenses, damages, losses, costs and liabilities described in SECTION 10.3 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Lender have run.

     13. RELATIONSHIP OF PARTIES. Borrower and Lender acknowledge, understand and agree that the relationship by virtue of this Agreement between the Borrower, on the one hand, and Lender, on the other, is, and at all time shall remain solely that of a borrower and lender. Lender shall not under any circumstances be construed to be a partner or joint venturer of Borrower or any of its Affiliates; nor shall the Lender under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or any of its Affiliates, or to owe any fiduciary duty to Borrower or any of its Affiliates. Lender does not undertake or assume any responsibility or duty to Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform the Borrower or any of its Affiliates of any matter in connection with its or their Property, any Collateral held by Lender or the operations of Borrower or any of its Affiliates. Borrower and each of its Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither Borrower nor any Affiliate is entitled to rely thereon.


                    THIS SECTION INTENTIONALLY LEFT BLANK.

     14. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER:                         LENDER:

SKYSTREAM CORPORATION             LIGHTHOUSE CAPITAL PARTNERS  II, L.P.

By:  /s/ JAMES D. OLSON           By:  LIGHTHOUSE MANAGEMENT
   ---------------------------         PARTNERS II, L.P., its general partner

Name:  James D. Olson             By:  LIGHTHOUSE CAPITAL PARTNERS, INC.,
      ------------------------         as general partner

Title: Chief Executive Officer    By:  /s/ RICHARD D. STUBBLEFIELD
      ------------------------       --------------------------------

                                  Name:  Richard D. Stubblefield
                                       ------------------------------

                                  Title:  Managing Director
                                        -----------------------------

Exhibit A  - Collateral
Exhibit B  - Form of Common Stock Purchase Agreement
Exhibit C  - Landlord Consent
Exhibit D  - Form of Loan Agreement Supplement
Exhibit E  - Negative Pledge Agreement
Schedule 1 - Existing Liens
Schedule 2 - Subsidiaries

                                   EXHIBIT A


DEBTOR/BORROWER:         SKYSTREAM CORPORATION
SECURED PARTY/LENDER:    LIGHTHOUSE CAPITAL PARTNERS II, L.P.


                                   COLLATERAL


     The Collateral shall consist of all right, title and interest of Debtor in, to and under all of the following wherever located and whether now owned or hereafter owned or acquired (collectively, the "Collateral"):

          1.   All Accounts of Debtor;

          2.   All Chattel Paper of Debtor;

          3.   All Contracts of Debtor;

          4.   All Documents of Debtor;

          5.   All Equipment of Debtor;

          6.   All Fixtures of Debtor;

          7. All General Intangibles of Debtor; not including Intellectual Property;

          8.   All Proceeds of Intellectual Property;

          9.   All Instruments of Debtor;

         10.   All Inventory of Debtor;

         11.   All Investment Property of Debtor;

         12. All property of Debtor held by Secured Party or any other party for whom Secured Party is acting as agent hereunder, including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to Secured Party or such other party for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of Debtor, or as to which Debtor may have any right or power;

         13. All other goods and personal property of Debtor whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by Debtor and wherever located; and

         14. To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.



               ---------------------               ---------------------
               Debtor Initial                      Secured Party Initial

     DEFINED TERMS. Unless otherwise defined herein, the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

     "ACCOUNTS" means any "account," as such term is defined in Section 9106 of the UCC, now owned or hereafter acquired by Debtor and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Debtor (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by Debtor or from any other transaction, whether or not the same involves the sale of goods or services by Debtor (including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC) and all of Debtor's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Debtor's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Debtor under all purchase orders and contracts for the sale of goods or the performance of services or both by Debtor (whether or not yet earned by performance on the part of Debtor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

     "CHATTEL PAPER" means any "chattel paper," as such term is defined in
SECTION 9105(1)(b) of the UCC, now owned or hereafter acquired by Debtor.

     "CONTRACTS" means all contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Debtor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

     "COPYRIGHT LICENSE" means all of the following now owned or hereafter acquired by Debtor: any agreement granting any right in or to any Copyright or Copyright registration (whether Debtor is the licensee or the licensor thereunder) including, without limitation, licenses pursuant to which Debtor has obtained the exclusive right to use a copyright owned by a third party.

     "COPYRIGHTS" means all of the following in which Debtor now holds or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country; (ii) registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country or political subdivision thereof; (iii) any continuations, renewals or extensions thereof; (iv) any registrations to be issued in any pending applications; (v) prior versions of works covered by copyright and all works based upon, derived from, or incorporating such works; (vi) income, royalties, damages, claims, and payments now and hereafter due and payable with respect to copyrights including, without limitation, damages and payments for past, present or future infringement;
(vii) rights to sue for past, present and future infringements of copyright; and (viii) any other rights corresponding to any of the foregoing rights throughout the world.

     "DOCUMENTS" means any "documents," as such term is defined in Section 9105(1)(f) of the UCC, now owned or hereafter acquired by Debtor.

     "EQUIPMENT" means any "equipment," as such term is defined in Section 9109(2) of the UCC, now or hereafter owned or acquired by Debtor and, in any event, shall include, without limitation, all machinery, equipment, furnishings, vehicle, computers and other electronic data-processing and any other office equipment of any nature whatsoever, any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.



-----------------------                                -----------------------
Debtor Initial                                         Security Party Initial

     "FIXTURES" means "fixtures," such term is defined in Section 9313(1)(a) of the UCC, now or hereafter owned or acquired by Debtor and, in any event, shall include, without limitation, regardless of where located, all of the fixtures, systems, machinery, apparatus, equipment and fittings of every kind and nature whatsoever and all appurtenances and additions thereto and substitutions or replacements thereof, now or hereafter attached or affixed to or constituting a part of, or located in or upon, real property wherever located, including, without limitation, all heating, electrical, mechanical, lighting, lifting, plumbing, ventilating, air-conditioning and air cooling, refrigerating, food preparation, incinerating and power, loading and unloading, signs, escalators, elevators, boilers, communication, switchboards, sprinkler and other fire prevention and extinguishing fixtures, systems, machinery, apparatus and equipment, and all engines, motors, dynamos, machinery, pipes, pumps, tanks, conduits and ducts constituting a part of any of the foregoing, together with all right, title and interest of Debtor in and to all extensions, improvements, betterments, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property, and all conversions of the security constituted thereby, immediately upon any acquisition or release thereof or any such conversion, as the case may be.

     "GENERAL INTANGIBLES" means any "general intangibles," as such term is defined in SECTION 9106 of the UCC, now owned or hereafter acquired by Debtor and, in any event, shall include, without limitation, all right, title and interest which Debtor may now or hereafter have in or under any Contract, all customer lists, interests in partnerships, joint ventures and other business associations, permits, trade secrets, proprietary or confidential information, technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records, goodwill, claims in or under insurance policies, including unearned premiums, uncertificated securities, deposit accounts, rights to receive tax refunds and other payments and rights of indemnification.

     "INSTRUMENTS" means any "instrument," as such term is defined in SECTION 9105(1)(i) of the UCC now owned or hereafter acquired by Debtor, including, without limitation, all notes, certificated securities, and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

     "INTELLECTUAL PROPERTY" means all Copyrights, Patents, Trademarks, trade secrets, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records, and all Licenses related to the foregoing in which Debtor is the licensee.

     "INVENTORY" means any "inventory," as such term is defined in Section 9109(4) of the UCC, wherever located, now or hereafter owned or acquired by, Debtor and, in any event, shall include, without limitation, all inventory, merchandise, goods and other personal property which are held by or on behalf of Debtor for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Debtor's business, or the processing, packaging, promotion, delivery or shipping of the same, and all furnished goods whether or not such inventory is listed on any schedules, assignments or reports furnished to Secured Party from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of Debtor or is held by Debtor or by others for Debtor's account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory which may be located on premises of Debtor or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons.

     "INVESTMENT PROPERTY" means any "investment property," as such term is defined in Section 9115(1)(f) of the UCC, now owned or hereafter acquired by Debtor, including, without limitation, a security, whether certificated or uncertificated, a security entitlement, a securities account, a commodity contract or a commodity account.




          ____________________                    ____________________
          Debtor Initial                          Secured Party Initial

     "LICENSE" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Debtor.

     "PATENT LICENSE" means any of the following now owned or hereafter acquired by Debtor; any written agreement granting any right with respect to any invention on which a Patent is in existence.

     "PATENTS" means all of the following in which Debtor now holds or hereafter acquires any interest: (a) letters patent of the United States or any other county, all registrations and recordings thereof, and all applications for letters patent of the United States or any other county, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to issue in any such applications.

     "PROCEEDS" means "proceeds," as such term is defined in SECTION 9-306(1) of the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other proceeds payable to Debtor from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral above by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), and (d) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or any Contract.

     "TRADEMARK LICENSE" means any written agreement granting any right in and to any Trademark or Trademark registration (whether Debtor is the licensee or the licensor thereunder).

     "TRADEMARKS" means any of the following now owned or hereafter acquired by
Debtor: (a) any and all trademarks, trade names, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof (the "Marks"), (b) any reissues, extensions or renewals thereof, (c) the goodwill of the business symbolized by or associated with Marks, (d) income, royalties, damages and payments now and hereafter due and/or payable with respect to Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement, misappropriation, or dilution, and (e) rights to sue for past, present and future infringements of Marks.

     "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Secured Party's security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.



               --------------                ---------------------
               Debtor Initial                Secured Party Initial

                                   EXHIBIT B

                             SKYSTREAM CORPORATION
                        COMMON STOCK PURCHASE AGREEMENT

     THIS AGREEMENT is made as of this 31st day of August, 1998, by and between SKYSTREAM CORPORATION, a California corporation (the "Corporation"), and LIGHTHOUSE CAPITAL PARTNERS II, L.P. (the "Purchaser").

     All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.

1.   ACQUISITION OF SHARES

     (a) SALE AND PURCHASE. On the terms and conditions set forth in this Agreement, the Corporation agrees to sell to the Purchaser, and Purchaser agrees to purchase 75,410 shares of Common Stock (the "Shares") of the Corporation. The sale and purchase shall occur at the offices of the Corporation on the date set forth above or at such other place and time as the parties may agree. Attached hereto as Exhibit A is a current capitalization table for the Corporation.

     (b) CONSIDERATION. The Purchaser agrees to pay $0.225 for each Share (the "Purchase Price"). The Corporation represents and warrants that the Purchase Price is at least 100% of the Fair Market Value of the Shares. Payment shall be made on the transfer date in cash or cash equivalents. Upon receipt by the Corporation of the Purchase Price with respect to the Shares, the Corporation shall issue a duly executed certificate representing the Shares (the "Closing"). The Corporation further covenants that the Shares will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

     (c) STOCKHOLDER RIGHTS. Purchaser (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Shares, subject, however, to the transfer restrictions of Section 2 below.

2.   SECURITIES LAW COMPLIANCE/TRANSFER RESTRICTIONS

     (a) RESTRICTED SECURITIES. The Shares have not been registered under the 1933 Act.

     (b) PURCHASER REPRESENTATIONS. In connection with the issuance and acquisition of Shares under this Agreement, Purchaser hereby represents and warrants to the Corporation as follows:

          (i) Purchaser is acquiring the Shares for investment for its account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the 1933 Act.

          (ii) Purchaser understands that the Shares have not been registered under the 1933 Act by reason of a specific exemption therefrom and that the Shares must be held indefinitely, unless they are subsequently registered under the 1933 Act or Purchaser determines that such registration is not required.

          (iii) Purchaser will not sell, transfer or otherwise dispose of the Shares in violation of the 1933 Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the 1933 Act. Purchaser agrees that it will not dispose of the Shares unless and until it has complied with all requirements of this Agreement applicable to the disposition of Shares, and only if (i) the proposed disposition does not require registration of the Shares under the 1933 Act or all appropriate action necessary for compliance with the registration requirements of the 1933 Act or with any exemption from registration available under the 1933 Act (including Rule 144) has been taken and (ii) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Shares under the Rules of the California Corporations Commissioner.

          (iv) Notwithstanding anything to the contrary contained herein, Purchase may grant a security interest in its rights hereunder and the Shares to third parties.

     (c) CORPORATION REPRESENTATIONS. The Corporation hereby represents and warrants to Purchaser as follows:

               (1) The execution and delivery of this Agreement do not, and the issuance of the Shares in accordance with the terms hereof will not, with or without the passage of time or giving of notice, (i) violate or contravene the Corporation's Articles of Incorporation or Bylaws, or any law, statute, regulation, rule, judgment or order applicable to the Corporation, (ii) violate, contravene or result in a breach or default under any contract, agreement or instrument to which the Corporation is a party or by which the Corporation or any of its assets are bound, (iii) result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Corporation or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to the Corporation, its business or operations or any of its assets or properties, or (iv) require the consent or approval of or the filing of any notice or registration with any person or entity.

               (2) The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Corporation has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Shares, to carry out the provisions of this Agreement, and to carry on its business as presently conducted and as presently proposed to be conducted.

               (3) The authorized capital stock of the Corporation, immediately prior to the Closing, will consist of 20,000,000 shares of Common Stock (par value $0.01 per share), of which (i) 4,349,367 shares are issued and outstanding, (ii) 6,704,831 shares are reserved for the conversion of the Preferred Stock and (iii) 2,175,633 shares are reserved for future issuance to key employees pursuant to the Corporation's stock option plan. In addition, 4,425,000 shares of Series A Preferred Stock are authorized, of which 4,425,000 shares are issued and outstanding and 35,385 are reserved for issuance upon the exercise of certain Warrants. All issued and outstanding shares of the Corporation's Common Stock (i) have been duly authorized and validly issued,
(ii) are fully paid and nonassessable, and (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

               (4) All corporate action on the part of the Corporation, its officers, directors and shareholders necessary for the authorization of this Agreement, the performance of all obligations of the Corporation hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto has been taken or will be taken prior to the Closing. The Agreement, when executed and delivered, will be a valid and binding obligation of the Corporation enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (ii) general principles of equity that restrict the availability of equitable remedies.

               (5) The Corporation has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the financial statements of the Corporation delivered to the Purchaser, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) those resulting from taxes which have not yet become delinquent, (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Corporation, and (iii) those that have otherwise arisen in the ordinary course of business.

               (6) The Corporation owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without any known infringement of the rights of others.

          (7) The Corporation is not in violation or default of any term of its Articles of Incorporation or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any law, statute, regulation, rule, judgment or order applicable to the Corporation which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Corporation.

          (8) There is no action, suit, proceeding or investigation pending or to the Corporation's knowledge currently threatened against the Corporation that questions the validity of this Agreement or the consummation of the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Corporation, financially or otherwise, or any change in the current equity ownership of the Corporation, nor is the Corporation aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor know to the Corporation) involving the prior employment of any of the Corporation's employees, their use in connection with the Corporation's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Corporation is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Corporation currently pending or which the Corporation intends to initiate.

     (d) RIGHTS OF THE CORPORATION. The Corporation shall not be required to (i) transfer on its books any Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Shares have been transferred in contravention of this Agreement.

3.   NOTICES OF RECORD DATE, ETC. IN THE EVENT OF:

     (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

     (b) any reclassification of the capital stock of the Corporation, capital reorganization of the Corporation, consolidation or merger involving the Corporation, or sale or conveyance of all or substantially all of its assets; or

     (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

     then in each such event the Corporation will provide or cause to be provided to the Purchaser a written notice thereof. Such notice shall be provided at least twenty (20) business days prior to the date specified in such notice on which any such action is to be taken.

4. RIGHTS OF PARTICIPATION. The Corporation hereby grants the Purchaser the right of participation as set forth on Exhibit B, which is incorporated herein by reference.

5. WAIVER OF RIGHT OF FIRST REFUSAL. The Corporation hereby waives any "first-refusal rights" of the Corporation with respect to the Shares, including, without limitation, the right of first refusal provided for in
Article 8.6 of the bylaws of the Corporation.

6.   GENERAL PROVISIONS

     (a) NOTICES. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.

7.   MISCELLANEOUS PROVISIONS

     (a) ADDITIONAL UNDERTAKINGS. Purchaser and Corporation hereby agree to take whatever additional action and execute whatever additional documents the other party may deem reasonably necessary or advisable in order to carry out or effect the provisions of this Agreement.

     (b) AGREEMENT IS ENTIRE CONTRACT. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.

     (c) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without resort to the State's conflict-of-laws rules.

     (d) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     (e) SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon Purchaser and its successors and assigns, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.


                                  SKYSTREAM CORPORATION

                                  By:     EXHIBIT ONLY
                                      -----------------------------------------

                                  Name:   James D. Olson
                                        ---------------------------------------

                                  Title:  Chief Executive Officer
                                         --------------------------------------

                                  Address:  555 Clyde Avenue
                                            Mountain View, CA 94043


                                  PURCHASER

                                  LIGHTHOUSE CAPITAL PARTNERS II, L.P.

                                  By:     LIGHTHOUSE MANAGEMENT
                                          PARTNERS II, L.P., ITS GENERAL PARTNER

                                   By:     LIGHTHOUSE CAPITAL PARTNERS, INC.,
                                           ITS GENERAL PARTNER

                                  By:
                                      -----------------------------------------

                                  Name:   Richard D. Stubblefield
                                        ---------------------------------------

                                  Title:  Managing Director
                                         --------------------------------------

                                  Address: 100 Drake's Landing Road, Suite 260 Greenbrae, CA 94904

                                    APPENDIX

      The following definitions shall be in effect under the Agreement:

      A.    "Agreement" shall mean this Common Stock Purchase Agreement.

      B.    "Board" shall mean the Corporation's Board of Directors.

      C.    "Common Stock" shall mean the Corporation's common stock.

      D. "Corporation" shall mean SkyStream Corporation, a California corporation.

      E. "Fair Market Value" shall mean the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

      F.    "1933 Act" shall mean the Securities Act of 1933, as amended.

      G.    "Purchaser" shall mean the person to whom the Shares are issued.

      H.    "Shares" shall have the meaning assigned to such term in Section
1.(a).

                                   EXHIBIT A


                              CAPITALIZATION TABLE


                              SEE ATTACHED PAGES.

                                   EXHIBIT B


                             RIGHT OF PARTICIPATION


                              SEE ATTACHED PAGES.

                                   EXHIBIT B

                             RIGHT OF PARTICIPATION

     (a) Right of Participation. Subject to the terms and conditions contained in this Exhibit B, the Company hereby grants to Purchaser, the right of participation to purchase its Pro Rata Portion of any New Securities (as defined in Section (b)) which the Company may, from time to time, propose to sell and issue. A Holder's "Pro Rata Portion" for purposes of this Section (a) is the ratio that (x) the sum of the number of shares of the Company's Common Stock then held by such Purchaser and the number of shares of the Company's Common Stock issuable upon conversion of any Preferred Stock then held by Purchaser, bears to (y) the sum of the total number of shares of the Company's Common Stock then outstanding and the number of shares of the Company's Common Stock issuable upon conversion of the then outstanding Preferred Stock.

     (b) Definition of New Securities. Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company, including Common Stock and Preferred Stock, whether authorized or not, and rights, options or warrants to purchase said shares of Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into said shares of Common Stock or Preferred Stock. Notwithstanding the foregoing, "New Securities" does not include (i) Common Stock issued or issuable upon conversion of any Preferred Stock, (ii) securities offered to the public generally pursuant to a registration statement under the Securities Act, (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or shares or other reorganization whereby the Company or its shareholders own not less than a majority of the voting power of the surviving or successor corporation, (iv) shares of the Company's Common Stock or related options or warrants convertible into or exercisable for such Common Stock issued to employees, officers and directors of, and consultants to, the Company, pursuant to any arrangement approved by the Board of Directors of the Company, (v) shares of the Company's Common Stock or related options convertible into or exercisable for such Common Stock issued to banks, commercial lenders, lessors and other financial institutions in connection with the borrowing of money or the leasing of equipment by the Company approved by the Board of Directors of the Company, (vi) stock issued pursuant to any rights or agreements, including, without limitation, convertible securities, options and warrants, provided that the Company shall have complied with the rights of participation established by this Exhibit B with respect to the initial sale or grant by the Company of such rights or agreements, or (vii) stock issued in connection with any stock split, stock dividend or recapitalization by the Company.

     (c) Notice of Right. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Purchaser written notice of its intention, describing the type of New Securities and the price and terms upon which the Company proposes to issue the same. Each Purchaser shall have twenty
(20) days from the date of receipt of any such notice to agree to purchase shares of such New Securities (up to the amount referred to in Section (a)), for the price and upon the terms specified in the notice, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

     (d) Exercise of Right. If any Purchaser exercises its right of participation under this Agreement, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within ninety (90) calendar days after the Purchaser gives notice of such exercise, which period of time shall be extended in order to comply with applicable laws and regulations. Upon exercise of such right of participation, the Company and the Purchaser shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

     (e) Lapse and Reinstatement of Right. In the event a Purchaser fails to exercise the right of participation provided in this Exhibit B within said twenty (20) day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities not elected to be purchased by such Purchaser at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Purchasers in the manner provided above.

     (f) No Assignment. The right of Purchaser to purchase any part of the New Securities may not be assigned or transferred.

     (g) Termination of Participation Right. The rights of participation granted under this Exhibit B shall terminate on and be of no further force or effect upon the consummation of the Company's sale of its Common Stock in an underwritten public offering pursuant to an effective registration statement filed under the Securities Act immediately subsequent to which the Company shall be obligated to file annual and quarterly reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

                                   EXHIBIT C



RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:
Lighthouse Capital Partners II, L.P.
100 Drake's Landing Road, Suite 260
Greenbrae, CA 94904-3121
Attn.: Contract Administration
________________________________________________________________________________
                    CONSENT TO REMOVAL OF PERSONAL PROPERTY


KNOW ALL PERSONS BY THESE PRESENTS:

     (a) The undersigned has an interest as owner and landlord in that certain real property (the "Real Property") in the County of Santa Clara, State of California, described as: SEE EXHIBIT 1 ATTACHED HERETO FOR FULL LEGAL DESCRIPTION, and commonly known as 555 Clyde Avenue, Suite B, Mountain View, California 94043 (Parcel No. _______________).

     (b) SKYSTREAM CORPORATION, a California corporation ("Borrower"), has entered into or will enter into a Loan and Security Agreement with LIGHTHOUSE CAPITAL PARTNERS II, L.P. ("Lender") (as amended and supplemented from time to time, the "Agreement").

     (c) Lender, as a condition to entering into the Agreement, requires that the undersigned consent to the removal by Lender of the equipment and other assets covered by the Agreement (hereinafter the "Equipment") from the Real Property, no matter how it is affixed thereto, and to the other matters set forth below.

NOW, THEREFORE, for good and sufficient consideration, receipt of which is hereby acknowledged, the undersigned consents to the placing of the Equipment on the Real Property, and agrees with Lender as follows:

     1. The undersigned waives and releases each and every right which undersigned now has, under the laws of the State of California or by virtue of the lease from the Real Property now in effect, to levy or distrain upon for rent, in arrears, in advance or both, or to claim or assert title to the Equipment that is already on said Real Property, or may hereafter be delivered or installed thereon.

     2. The Equipment shall be considered to be personal property and shall not be considered part of the Real Property regardless of whether or by what means it is or may become attached or affixed to the Real Property.

     3. The undersigned will permit Lender, or its agent or representative, to enter upon the Real Property for the purpose of exercising any right it may have under the terms of the Agreement or otherwise, including, without limitation, the right to remove the Equipment; provided, however, that if Lender, in removing the Equipment damages any improvements of the undersigned on the Real Property, Lender will, at its expense, cause same to be repaired, normal wear and tear excepted. The right of Lender to enter the Real Property shall not terminate until thirty (30) days after Lender receives written notice from the undersigned of the termination of the Lease.

     4. This agreement shall be binding upon the heirs, successors and assigns of the undersigned and shall inure to the benefit of Lender and its successors and assigns.

IN WITNESS WHEREOF, the undersigned has executed this instrument this ___ day of ________________, 1998

LANDLORD                                Notarial Acknowledgment required.

By: EXHIBIT ONLY
Name:
     ---------------------------
Title:
      --------------------------

                 ATTACH LEGAL DESCRIPTION OF THE REAL PROPERTY

                                   EXHIBIT D

                       FORM OF LOAN AGREEMENT SUPPLEMENT

                        LOAN AGREEMENT SUPPLEMENT NO. 01

     LOAN AGREEMENT SUPPLEMENT NO. 01, dated October 6, 1998 ("Supplement"), to the Loan and Security Agreement dated as of October 6, 1998 (the "Loan Agreement") by and between SKYSTREAM CORPORATION, a California corporation ("Borrower"), and LIGHTHOUSE CAPITAL PARTNERS II, L.P. (the "Lender").

     Capitalized terms used herein but not otherwise defined herein are used with the respective meanings given to such terms in the Loan Agreement.

     The amount being advanced under this Loan Agreement Supplement No. 01 is $________.

     Borrower hereby certifies that (a) the foregoing information is true and correct and authorizes Lender to endorse in its books and records, the Basic Rate applicable to the Funding Date of the Loan contemplated in this Loan Agreement Supplement and the principal amount set forth above; (b) the representations and warranties made by Borrower in SECTION 5 of the Loan Agreement and in the other Loan Documents are true and correct on the date hereof and will be true and correct on the Funding Date; (c) Borrower has met or will by the Funding Date meet all conditions set forth in SECTION 3 of the Loan Agreement; (d) Borrower is now, and on the Funding Date will be, in compliance with the covenants and the requirements contained in SECTIONS 6 AND 7 of the Loan Agreement; and (e) no Default or Event of Default has occurred and is continuing under the Loan Agreement.

     This Supplement is being delivered in the State of California.

     This Supplement may be executed by Borrower and Lender in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, Borrower and Lender have caused this Supplement to be duly executed and delivered as of this day and year first above written.

SKYSTREAM CORPORATION                   LIGHTHOUSE CAPITAL PARTNERS II, L.P.

By: EXHIBIT ONLY                        By:  LIGHTHOUSE MANAGEMENT PARTNERS, II
                                             L.P., its general partner
Name: James D. Olson
                                        By:  LIGHTHOUSE CAPITAL PARTNERS, INC.,
Title: Chief Executive Officer               its general partner

                                             By:
                                                --------------------------------

                                             Name: Thomas Conneely

                                             Title: Vice President, Operations

                                   EXHIBIT E

                           NEGATIVE PLEDGE AGREEMENT


      THIS NEGATIVE PLEDGE AGREEMENT is made as of August 31, 1998 by and between SKYSTREAM CORPORATION ("Borrower") and LIGHTHOUSE CAPITAL PARTNERS II, L.P. ("Lender").

      In connection with the Loan Documents being concurrently executed between Borrower and Lender, Borrower agrees as follows:

            Except as otherwise permitted in the Loan Documents, Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower's intellectual property, including, without limitation, the following:

            (a) Any and all copyright rights, copyright applications, copyright registration and like protection in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (collectively, the "Copyrights");

            (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

            (c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

            (d) All patents, patent applications and like protections, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including, without limitation, the patents and patent applications (collectively, the "Patents");

            (e) Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks (collectively, the "Trademarks");

            (f) Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

            (g) All licenses or other rights to use any of the Copyrights, Patents or Trademarks and all license fees and royalties arising from such use to the extent permitted by such license or rights;

            (h) All amendments, extensions, renewals and extensions of any of the Copyrights, Patents or Trademarks; and

            (i) All proceeds and products of the foregoing, including, without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

            It shall be an Event of Default under the Loan Documents between Borrower and Lender if there is a breach of any term of this Negative Pledge Agreement.

            Notwithstanding anything in this Agreement, Borrower may grant non-exclusive licenses with respect to its intellectual property in the ordinary course of business.

     Capitalized items used herein without definition shall have the same meanings as set forth in the Loan and Security Agreement of even date herewith.


SKYSTREAM CORPORATION

By:     EXHIBIT ONLY
    -------------------------------

Name:   James D. Olson
     ------------------------------

Title:  Chief Executive Officer
       ----------------------------


LIGHTHOUSE CAPITAL PARTNERS II, L.P.

BY:  LIGHTHOUSE MANAGEMENT PARTNERS II, L.P.
     its general partner

BY:  LIGHTHOUSE CAPITAL PARTNERS, INC.
     its general partner

By:
    -------------------------------

Name:   Richard D. Stubblefield
     ------------------------------

Title:  Managing Director
       ----------------------------

                                   SCHEDULE 1

                                 EXISTING LIENS

------------------------------------------------------------------------------------------------
                                   FILE                          STATE
SECURED PARTY                      NUMBER         DATE FILED     FILED     DESCRIPTION
------------------------------------------------------------------------------------------------
Silicon Valley Bank                9700360589     12/31/96       CA        Blanket Lien
------------------------------------------------------------------------------------------------
William Kirsch Lease Funding       9731060643     11/5/97        CA        Equipment Schedule 01
------------------------------------------------------------------------------------------------
Venture Leasing Associates         9731860528     11/10/97       CA        Equipment Schedule 02
------------------------------------------------------------------------------------------------
David Campbell                     9800960544     1/5/98         CA        Equipment Schedule 03
------------------------------------------------------------------------------------------------
William Kirsch Lease Funding       9802260250     1/21/98        CA        Equipment Schedule 04
------------------------------------------------------------------------------------------------
Venture Leasing Associates         9806960108     3/5/98         CA        Equipment Schedule 06
------------------------------------------------------------------------------------------------
William Kirsch Lease Funding       9816360660     6/11/98        CA        Equipment Schedule 08
------------------------------------------------------------------------------------------------
Venture Leasing Associates         9817060759     6/17/98        CA        Equipment Schedule 07
------------------------------------------------------------------------------------------------
Venture Leasing Associates         Pending        Pending        CA        Equipment Schedule 09
------------------------------------------------------------------------------------------------
William Kirsch Lease Funding       Pending        Pending        CA        Equipment Schedule 05
------------------------------------------------------------------------------------------------





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                                   SCHEDULE 2

                                  SUBSIDIARIES


                                      NONE









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